Exhibit 3.1

Amendments to the By-laws of

HARDINGE INC.

as Adopted by the Board of Directors

on May 6, 2008

1.              A new Section 15 is added to Article III to read as follows:

SECTION 15.  Chairman of the Board.

The Board of Directors, by resolution, may designate from among its members a Chairman of the Board.  The Chairman of the Board position shall not be an officer position.  Any member of the Board of Directors, whether or not such member is an officer of the Corporation, shall be eligible to serve as Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the shareholders and will perform such other duties as may be prescribed from time to time by the Board of Directors or these By-laws.

2.              The first sentence of Article IV, Section 1 formerly read as follows:

The Board of Directors may elect from its members a Chairman of the Board and shall elect a President, a Chairman of the Executive Committee, one or more Executive Vice Presidents, one or more Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer and a Controller.

This sentence now reads as follows:

The Board of Directors shall elect a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer and a Controller.

3.             The third sentence of Article IV, Section 2 is deleted.  This sentence read as follows:

The President, the Chairman of the Board and the Chairman of the Executive Committee shall be, but the other officers need not be, directors of the Corporation.

4.             Paragraphs (a) and (b) of Article IV, Section 3 are deleted.  These paragraphs read as follows:

(a)           Chairman of the Board of Directors.  The Chairman of the Board of Directors shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, and shall perform such other duties as may be assigned to him from time to time by the Board.

(b)           Chairman of the Executive Committee.  The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee, and in the absence of the Chairman of the Board of Directors and the President shall preside at all meetings of shareholders and at all meetings of the Board of Directors.  He shall have such other and further powers and shall perform such other and further duties as may be assigned to him by the Board of Directors.

5.             Article VI, Section 2 formerly read as follows:

The shares of the corporation shall be represented by certificates which shall be in such form as shall be determined by the Board of Directors.  All such certificates shall be consecutively numbered or otherwise identified.  Such certificates shall be signed by the Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may, but need not, be sealed with the seal of the corporation or a facsimile thereof.  The signature of the officers upon the certificate may be facsimiles if the certificate is countersigned by a transfer agent or an assistant transfer agent, or registered by a registrar other than the corporation itself or its employee.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.  Each certificate shall state upon the face thereof; (1) that the corporation is formed under the laws of New York; (2) the name of the person or persons to whom issued; (3) the number and class of shares and the par value of each share represented by such certificate.

This section now reads as follows:

The shares of the corporation shall be represented by certificates which shall be in such form as shall be determined by the Board of Directors.  All such certificates shall be consecutively numbered or otherwise identified.  Such certificates shall be signed by the Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may, but need not, be sealed with the seal of the corporation or a facsimile thereof.  The signature of such persons upon the certificate may be facsimiles if the certificate is countersigned by a transfer agent or an assistant transfer agent, or registered by a registrar other than the corporation itself or its employee.  In case any person who has signed or whose facsimile signature has been placed upon a certificate in his capacity as Chairman of the Board or an officer shall have ceased to serve in such capacity before such certificate is issued, it may be issued by the corporation with the same effect as if he were serving in such capacity at the date of issue.  Each certificate shall state upon the face thereof; (1) that the corporation is formed under the laws of New York; (2) the name of the person or persons to whom issued; (3) the number and class of shares and the par value of each share represented by such certificate.